EXHIBIT 4.5

GLACIER BANCORP, INC.

TO

[______________],

AS TRUSTEE

INDENTURE

DATED AS OF ___________, 202__

PROVIDING FOR THE ISSUANCE OF SUBORDINATED DEBT SECURITIES

Certain Sections of this Indenture relating to Sections 3.10 through 3.18,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
Section 3.10(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8
6.10
Section 3.11(a)	6.13
(b)	6.13
Section 3.12(a)	7.1
7.2
(b)	7.2
(c)	7.2
Section 3.13(a)	7.3
(b)	7.3
(c)	7.3
(d)	7.3
Section 3.14(a)	7.4
(a)(4)	1.1
10.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
Section 3.15(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
Section 3.16(a)	1.1
(a)(1)(A)	5.2
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4
Section 3.17(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
Section 3.18(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

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(continued)

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(continued)

-iii-

(continued)

-iv-

(continued)

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INDENTURE

THIS INDENTURE, made and entered into as of this [____] day of [________________], 202[_], is between Glacier Bancorp, Inc., a Montana corporation (the “Company”) having its principal office at 49 Commons Loop, Kalispell, Montana 59901, and [________________], a [________________] as trustee (the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, and other evidences of indebtedness, to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

Agreements

For and in consideration of the premises and the purchase of Securities (as hereinafter defined) by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(d) all references in this instrument to “Articles,” “Sections,” and other subdivisions refer to the designated Articles, Sections, and other subdivisions of this Indenture, as the case may be; and

(e) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

In addition, the following terms will have the meanings set forth below:

“Acceleration Event of Default” means an Event of Default under Section 5.1(a), (e) or (f), whatever the reason for such Acceleration Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Act,” when used with respect to any Securityholder (as hereinafter defined), has the meaning specified in Section 1.4.

“Affiliate” of any specified Person (as hereinafter defined) means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities of one or more series under Section 6.14.

“Authentication Order” has the meaning specified in Section 3.3.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means (except, with respect to any particular series of Securities, as may be otherwise provided in the form of such Securities) any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation, or executive order to be closed.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties.

“Company” means Glacier Bancorp, Inc., unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request, order, or consent signed in the name of the Company by the Chairman of the Board of Directors, the President or Chief Executive Officer, or a Vice President, and by the Chief Financial Officer, Treasurer, or Secretary or by any other officer or officers of the Company pursuant to an applicable Board Resolution, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at [_______________________].

“Covenant Defeasance” has the meaning specified in Section 4.3.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Defeasance” has the meaning specified in Section 4.2.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part as Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.1.

“Event of Default” has the meaning specified in Article 5.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 3.3.

“Holder,” “Securityholder,” and “Holder of Securities” means a Person in whose name a Security is registered in the Security Register (as hereinafter defined).

“Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of any particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date,” when used with respect to any Securities, means any date on which an installment of interest on those Securities is scheduled to be paid.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable, as therein or herein provided, whether on the Scheduled Maturity Date, or by declaration of acceleration, call for redemption, or otherwise.

“Officers’ Certificate” means a certificate signed by any two of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice President, Chief Financial Officer, or the Treasurer, or by any other officer or officers of the Company pursuant to an applicable Board Resolution, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, which counsel may be counsel for the Company or other counsel reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which is initially sold at a discount from the principal amount and which provides that an amount less than the principal amount thereof to be due and payable upon redemption or acceleration of the Maturity thereof.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or any Paying Agent (other than the Company), or, if the Company shall act as its own Paying Agent, has been set aside and segregated in trust for the Holders thereof; provided that if such Securities are to be redeemed prior to their Scheduled Maturity Date, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or that are substituted, in each case, pursuant to the terms of Section 3.6 (except with respect to any Securities as to which proof satisfactory to the Trustee is presented that such Securities are held by a bona fide purchaser in whose hands such Securities are legal and valid obligations of the Company);

provided, however, that in determining whether the Holders of the requisite principal amount of the Securities Outstanding have given any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (1) the principal amount of any Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of determination upon a declaration of acceleration of the Maturity thereof, and (2) if any Securities are denominated in coin or currency other than that of the United States, the principal amount of such Securities will be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by a certificate provided by a financial institution, selected by the Company, that maintains an active trade in the currency in question, acting as conversion agent). In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given a direction concerning the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of any series of Securities to the waiver of any past default and its consequences, Securities owned by the Company, any other obligor upon the Securities, or any Affiliate of the Company or such other obligor will be disregarded and deemed not to be Outstanding. In determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned will be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means, with respect to any Securities, any Person appointed by the Company to distribute amounts payable by the Company on such Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

“Place of Payment” means with respect to any series of Securities issued hereunder the city or political subdivision so designated with respect to the series of Securities in question in accordance with the provisions of Section 3.1.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in lieu of a lost, destroyed, mutilated, or stolen Security will be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Security.

“Record Date” means any date as of which the Holder of a Security will be determined for any purpose, such determination to be made as of the close of business on such date by reference to the Security Register.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Repayment Date,” when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.

“Repayment Price,” when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.

“Responsible Officer,” when used with respect to the Trustee, means an officer or assistant officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Scheduled Maturity Date,” when used with respect to any Security, means the date specified in such Security as the date on which all outstanding principal and interest will be due and payable.

“Security” or “Securities” means any notes, debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture.

“Security Register” has the meaning specified in Section 3.5.

“Security Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Security Registrar is appointed by the Company.

“Senior Debt” means with respect to the Company, all amounts due on obligations to general creditors, whether outstanding at the date of execution of this Indenture, or thereafter incurred or created, including: (i) the principal, premium, if any, and interest, if any, in respect of indebtedness of the Company for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement; (iv) all obligations of the Company in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap agreements, interest rate cap agreements, interest rate floor agreements or other financial agreements or arrangements designed to protect against fluctuations in interest rates, interest rate future or options contracts, foreign exchange contracts, currency swap agreements, or currency spot or futures or option agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise (other than by endorsement of negotiable instruments for collection in the ordinary course of business); (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; and, any deferrals, renewals or extensions of any such Senior Debt; provided that, “Senior Debt” shall not include any (i) Securities issued pursuant to this Indenture; (ii) obligations with respect to which, in the instrument creating or evidencing such obligation, it is provided that such obligations are pari passu, junior or otherwise not senior in right of payment to Securities issued pursuant to this Indenture; or (iii) indebtedness or monetary obligations to trade creditors created or assumed by the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Specified Currency” has the meaning specified in Section 3.1.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors or trustees.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force as of the date hereof; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the party named as “Trustee” in the first paragraph until a successor Trustee becomes such pursuant to this Indenture and thereafter “Trustee” means or includes each Person who is then a trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

1.2 Officers’ Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture. Every Officers’ Certificate, Opinion of Counsel, and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee (except for the Officers’ Certificate required by Section 10.4) shall include the following:

(a) a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any opinion of counsel for the Company may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that any such certificate, opinion, or representation is erroneous.

Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

1.4 Acts of Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided in this Indenture, such action will become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member or manager of a limited liability company, or partner or general partner of a partnership, on behalf of such corporation, limited liability company, or partnership, such certificate or affidavit will also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities will for all purposes be determined and proved by reference to the Security Register.

(d) If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver, or other action, the Company may, at its option, by Board Resolution, fix in advance, in the circumstances permitted by the Trust Indenture Act, any day as the Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver, or other action, but the Company has no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver, or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date will be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver, or other action, and for that purpose the Securities Outstanding will be computed as of such Record Date; provided that no such authorization, agreement, or consent by the Holders on such Record Date will be deemed effective unless it becomes effective pursuant to the provisions of this Indenture not later than six months after such Record Date. Nothing in this paragraph shall be construed to prevent the Company from setting a new Record Date for any action for which a Record Date has previously been set pursuant to this paragraph (whereupon the Record Date previously set will automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.

(e) Any request, demand, authorization, direction, notice, consent, waiver, or other action by the Holder of any Security shall bind each subsequent Holder of such Security, and each Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Company in reliance upon such action, whether or not notation of such action is made upon such Security.

1.5 Notices, Etc., to Trustee and the Company. Any request, order, authorization, direction, notice, consent, waiver, or other action to be taken by the Trustee, the Company, or the Holders (including any Authentication Order) provided for or permitted under this Indenture will be sufficient if made in writing and

(a) (if to be furnished or delivered to or filed with the Trustee by the Company or any Holders) delivered to the Trustee at [________________], or

(b) (if to be furnished or delivered to the Company by the Trustee or any Holder, and unless otherwise herein expressly provided) mailed to the Company, first-class postage prepaid, at its principal office (as specified in the first paragraph of this instrument), Attention: [________________], or at any other address hereafter furnished in writing by the Company to the Trustee.

1.6 Notice to Securityholders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice will be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any) or earlier than the earliest date (if any) prescribed by this Indenture for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service or any other cause, it is impracticable to give such notice by mail, then any method of notification as is satisfactory to the Trustee and the Company will constitute sufficient notification for all purposes.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice will be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

1.10 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

1.11 Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the holders of Senior Debt, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12 Governing Law; Jury Trial Waiver. This Indenture and each Security, and any claim, controversy or dispute under or related to this Indenture or any Security, shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except to the extent that the Trust Indenture Act is applicable.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

1.13 Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

1.14 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, or Maturity of any Security is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, and interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, or at Maturity, provided that no interest will accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, or Maturity, as the case may be.

ARTICLE 2

SECURITY FORMS

2.1 Forms Generally. The Securities of each series shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The definitive Securities, if any, will be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.2 Forms of Securities. Each Security must be in one of the forms approved from time to time by or pursuant to any Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery to the Trustee for authentication of any Security in any form approved by or pursuant to a Board Resolution, the Company will deliver to the Trustee a copy of such Board Resolution, together with a true and correct copy of the form of Security which has been approved thereby, or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, together with a certificate of such officer or officers approving the form of Security attached thereto; provided, however, that with respect to all Securities issued pursuant to the same Board Resolution, the required copy of such Board Resolution, together with the appropriate attachment, need be delivered only once. Any form of Security approved by or pursuant to a Board Resolution must be acceptable to the Trustee as to form, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or by a certificate signed by a Responsible Officer of the Trustee.

2.3 Global Securities. If Securities of a series are in whole or in part Global Securities, the Global Security representing such Securities may provide that it will represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Global Security to reflect the amount (or any increase or decrease in the amount) of Outstanding Securities represented thereby will be made in such manner and by such Person or Persons as is specified therein or in the Authentication Order delivered to the Trustee pursuant to Section 3.3 hereof. Unless otherwise specified for the Securities evidenced thereby, every Global Security authenticated and delivered under this Indenture will bear a legend in substantially the form of the legend included in Section 3.3.

2.4 Form of Trustee’s Certificate of Authentication. The form of Trustee’s certificate of authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[________________], as Trustee,

By:

Authorized Officer:

[________________], as Authorized Officer

ARTICLE 3

THE SECURITIES

3.1 General Title; General Limitations; Issuable in Series; Terms of Particular Series.

(a) The principal amount of Securities that may be authenticated, delivered, and Outstanding at any time under this Indenture is not limited.

(b) The Securities may be issued in one or more series in such principal amount as may from time to time be authorized by the Board of Directors. There shall be established in or pursuant to a Board Resolution, by an Officers’ Certificate, or by one or more indentures supplemental hereto prior to the issuance of a series of Securities the terms of any such series of Securities, including the following (as and to such extent as may be applicable):

(i) the title of the Securities of such series;

(ii) the limit, if any, upon the principal amount or issue price of the Securities of such series;

(iii) the issue date or issue dates of the Securities of such series;

(iv) the Scheduled Maturity Date of the Securities of such series;

(v) the place or places where the principal, premium, if any, and interest, if any, on the Securities of such series shall be payable and the manner in which any payment may be made;

(vi) whether the Securities of such series will be issued at par or at a premium over or a discount from their face amount;

(vii) the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest, if any, the date or dates (or the method by which such date or dates may be determined) from which such interest shall accrue, and the Interest Payment Dates on which such interest shall be payable;

(viii) the rights, if any, to defer payments of interest on the Securities by extending the interest payment periods and the duration of any such extension;

(ix) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be made;

(x) the obligation, if any, of the Company to redeem, or purchase any of the Securities of such series pursuant to any sinking fund, mandatory redemption, or analogous provision at the option of a Holder thereof, and the period or periods within which, the Redemption Price, Repayment Price or other price or prices at which, and the terms and conditions upon which, the Securities of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(xi) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, a financial or economic measure or pursuant to a formula, the manner in which such amounts will be determined;

(xii) the issuance of the Securities of such series in whole or in part as a Global Security and, if so, the identity of the Depositary for such Global Security and the terms and conditions, if any, upon which interests in the Securities represented by such Global Security may be exchanged, in whole or in part, for the individual Securities represented thereby (if other than as provided in Section 3.5);

(xiii) if other than denominations of U.S. $1,000 or an integral multiple thereof, the denominations in which the Securities of such series will be issued;

(xiv) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered;

(xv) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security for a definitive Security of such series) only upon receipt of certain certificates or other documents or upon satisfaction of other conditions, then the form and terms of such certificates, documents, or conditions;

(xvi) the exchange or conversion of the Securities of such series, whether or not at the option of the Holders thereof, for or into new Securities of a different series or for or into any other securities which may include any shares, interests, participations, rights or other equivalents (however designated) of capital stock of the Company or any Subsidiary of the Company or securities directly or indirectly convertible into or exchangeable for any such shares or securities of entities unaffiliated with the Company or any Subsidiary of the Company;

(xvii) if other than U.S. dollars, the foreign or composite currency, currencies or currency units (each such currency a “Specified Currency”) in which the Securities of such series shall be denominated and in which payments of principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to such Securities will or may be payable;

(xviii) if the principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to the Securities of such series are to be payable in any currency other than that in which the Securities are stated to be payable, whether at the election of the Company or of a Holder thereof, the period or periods within which, and the terms and conditions upon which, such election may be made;

(xix) if the amount of any payment of principal, premium, if any, interest, if any, or other sum payable with respect to the Securities of such series may be determined by reference to the relative value of one or more Specified Currencies, commodities, securities, or instruments, the level of one or more financial or non-financial indices, or any other designated factors or formulas, the manner in which such amounts will be determined;

(xx) the appointment by the Trustee of an Authenticating Agent in one or more places other than the Corporate Trust Office of the Trustee, with power to act on behalf of the Trustee, and subject to its direction, in the authentication and delivery of the Securities of such series;

(xxi) any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, registrars, or other agents with respect to the Securities of such series if other than the Trustee, and Security Registrar named herein;

(xxii) the portion of the principal amount of Securities of such series, if other than the principal amount thereof, that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or provable in bankruptcy pursuant to Section 5.4;

(xxiii) any Event of Default with respect to the Securities of such series, if not set forth herein, or any modification of any Event of Default set forth herein with respect to such series;

(xxiv) any covenant solely for the benefit of the Securities of such series;

(xxv) the inapplicability of Sections 4.2 and 4.3 of this Indenture to the Securities of such series and, if Section 4.3 is applicable, the covenants subject to Covenant Defeasance under Section 4.3; and

(xxvi) any other terms of the securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this Indenture insofar as it applies to such series).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided with respect to a series of Securities, additional Securities of a series may be issued at the option of the Company, without the consent of any Holder, at any time and from time to time.

If all of the Securities issuable pursuant to any Board Resolution are not to be issued at one time, it shall not be necessary to deliver the Officers’ Certificate and Opinion of Counsel required by Section 3.3 hereof at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first such Security.

If any series of Securities is established by action taken pursuant to any Board Resolution, the execution by the officer or officers authorized by such Board Resolution of an Authentication Order (as defined in Section 3.3 below) with respect to the first Security of such series to be issued, and the delivery of such Authentication Order to the Trustee at or before the time of issuance of the first Security of such series, shall constitute a sufficient record of such action. Except as otherwise permitted by Section 3.3, if all of the Securities of any such series are not to be issued at one time, the Company shall deliver an Authentication Order with respect to each subsequent issuance of Securities of such series, but such Authentication Orders may be executed by any authorized officer or officers of the Company, whether or not such officer or officers would have been authorized to establish such series pursuant to the aforementioned Board Resolution.

Unless otherwise provided by or pursuant to the Board Resolution or supplemental indenture creating such series, (x) a series may be reopened for issuances of additional Securities of such series, and (y) all Securities of the same series shall be substantially identical, except for the initial Interest Payment Date, issue price, initial interest accrual date and the amount of the first interest payment.

The form of the Securities of each series shall be established in a supplemental indenture or by or pursuant to the Board Resolution creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner as the Board of Directors or its authorized representative or representatives may determine.

Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

The Securities must be subordinated in right of payment to Senior Debt as provided in Article 13.

3.2 Denominations and Currency. The Securities of each series shall be issuable in such denominations and currency as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of U.S. $1,000 and any integral multiple thereof.

3.3 Execution, Authentication and Delivery, and Dating. The Securities shall be executed on behalf of the Company by the chief executive officer, any vice president, the treasurer or any assistant treasurer and attested by the secretary or any assistant secretary, under its corporate seal. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities to the Trustee for authentication, together with a Company Order for authentication and delivery (such Order an “Authentication Order”) with respect to such Securities, and the Trustee shall, upon receipt of such Authentication Order, in accordance with procedures acceptable to the Trustee set forth in the Authentication Order, authenticate and deliver such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to the provisions of Section 6.1 hereof) shall be fully protected in relying upon:

(a) an executed supplemental indenture, if any;

(b) an Officers’ Certificate, certifying as to the authorized form or forms and terms of such Securities; and

(c) an Opinion of Counsel, stating that: (i) the form or forms of such Securities have been established by and in conformity with the provisions of this Indenture; and (ii) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

provided, however, that if all Securities issuable pursuant to a Board Resolution or supplemental indenture are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or Opinion of Counsel otherwise required pursuant to this paragraph at or prior to the time of authentication of each such Security if such documents are delivered at or prior to the time of authentication upon original issuance of the first such Security to be issued. After the original issuance of the first such Security to be issued, any separate request by the Company that the Trustee authenticate such Securities for original issuance will be deemed to be a certification by the Company that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities.

The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties, or immunities under the Securities and this Indenture.

If the Company establishes pursuant to Section 3.1 that Securities of a series may be in whole or in part Global Securities, then the Company will execute, and the Trustee will (in accordance with this Section 3.3 and the Authentication Order with respect to such series) authenticate and deliver, one or more Global Securities that (w) will represent and will be denominated in an aggregate amount equal to the principal amount of the Outstanding Securities of such series to be represented by such one or more Global Securities, (x) will be registered, in the name of the Depositary for such Global Security or Global Securities, or in the name of a nominee of such Depositary, (y) will be delivered to such Depositary or pursuant to such Depositary’s instruction, and (z) will bear a legend substantially as follows:

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

Each Depositary designated pursuant to Section 3.1 for a Global Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

3.4 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Sections 2.2, 3.1, and 3.3 hereof, together with an Authentication Order, the Trustee shall authenticate and deliver, temporary Securities of such series that are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form, without coupons, and with such appropriate insertions, omissions, substitutions, and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series for which a temporary Security may be a Global Security, such temporary Global Security shall represent all of the Outstanding Securities of such series.

Except in the case of temporary Global Security, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable, at the Corporate Trust Office of the Trustee, or at such other office or agency as may be maintained by the Company in a Place of Payment pursuant to Section 10.2 hereof, for definitive Securities of such series upon surrender of the temporary Securities of such series, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series in authorized denominations containing identical terms and provisions.

Unless otherwise specified as contemplated by Section 3.1 with respect to a temporary Global Security, until so exchanged, the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

3.5 Registration, Transfer, and Exchange. With respect to the Securities of each series, the Trustee shall keep a register (herein sometimes referred to as the “Security Register”) which shall provide for the registration of Securities of such series, and for transfers of Securities of such series, in accordance with information to be provided to the Trustee by the Company, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Company pursuant to Section 10.2 hereof.

Upon due presentation for registration of transfer of any Security of any series at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Company with respect to that series pursuant to Section 10.2 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of like principal amount, tenor, and terms.

Any other provision of this Section 3.5 notwithstanding, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of like principal amount, tenor and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series are longer eligible under Section 3.3 hereof, the Company, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1 that such Securities be represented by one or more Global Securities shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, in a principal amount, and of like terms and tenor, equal to the principal amount of the Global Securities representing such series, in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that individual Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series and of the same terms and tenor, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for Global Security or Securities.

If specified by the Company pursuant to Section 3.1 with respect to a series of Global Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, without service charge:

(a) to each Person specified by such Depositary, a new definitive Security or Securities of the same series and of the same tenor and terms, in authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(b) to such Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of the definitive Securities delivered to Holders pursuant to clause (a) above.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee or an agent of the Company or the Trustee. Securities issued in definitive form in exchange for a Global Security pursuant to this Section 3.5 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depositary.

Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for registration of transfer, exchange, redemption, or repayment will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his or her attorney duly authorized in writing.

Unless otherwise provided in the Security to be transferred or exchanged, no service charge will be imposed for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 3.6, 9.6, and 11.7 hereof not involving any transfer.

The Company shall not be required to (x) issue, register the transfer of, or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (y) register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

3.6 Mutilated, Destroyed, Lost, and Stolen Securities. If (a) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company may in its discretion execute and upon request of the Company the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like series, principal amount, tenor, and terms, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section 3.6 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.

3.7 Payment of Interest; Interest Rights Preserved. Except as otherwise contemplated in Section 3.1 with respect to any series of Securities, Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date will, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Security subsequent to such Record Date and prior to such Interest Payment Date (unless such Interest Payment Date is also the date of Maturity of such Security).

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his or her having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Security at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment is deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto at such address as will appear in the Securities Register for such series or by such other means as may be specified in the form of such Security.

Subject to the foregoing provisions of this Section 3.7 and the provisions of Section 3.5 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.8 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered on the applicable Record Date(s) as the owner of such Security for the purpose of receiving payment of principal, premium, if any, interest, if any (subject to Sections 3.5 and 3.7 hereof), and any additional amounts payable with respect to such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee will be affected by notice to the contrary.

None of the Company, the Trustee, any Authenticating Agent, any Paying Agent, or the Security Registrar, shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

3.9 Cancellation. All Securities surrendered for payment, redemption, registration of transfer, exchange, or credit against a sinking or analogous fund will, if surrendered to any Person other than the Trustee, be delivered to the Trustee and will be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. Acquisition of such Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. No Securities will be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities in accordance with its customary procedures and deliver a certificate of such disposition to the Company.

3.10 Computation of Interest. Unless otherwise provided as contemplated in Section 3.1, interest on the Securities of each series shall be calculated on the basis of a 360-day year of twelve 30-day months.

3.11 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities. Any such redemption will not be affected by any defect in or omission of such numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

4.1 Satisfaction and Discharge of Indenture. This Indenture will upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of transfer or exchange of Securities of such series expressly provided for herein or in the terms of such Security), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a) Either (i) all Securities of that series theretofore authenticated and delivered (other than (A) Securities of such series which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 3.6, and (B) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.6 have been delivered to the Trustee for cancellation; or (ii) all such Securities of that series not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will, in accordance with their Scheduled Maturity Date, become due and payable within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in any of the cases described in subparagraphs (A), (B), or (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in money sufficient to pay and discharge the entire indebtedness on such Securities with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Scheduled Maturity Date or Redemption Date, as the case may be; and

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company under paragraph (a) of this Section 4.1 and its obligations to the Trustee with respect to that series under Section 6.7 shall survive, and the obligations of the Trustee under Sections 4.5, 4.6, and 10.3 shall survive.

4.2 Discharge and Defeasance. The provisions of this Section 4.2 and Section 4.4 (insofar as relating to this Section 4.2) shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution or supplemental indenture provided pursuant to Section 3.1. In addition to discharge of this Indenture pursuant to Section 4.1, in the case of any series of Securities with respect to which the exact amount described in subparagraph (a) of Section 4.4 can be determined at the time of making the deposit referred to in such subparagraph (a), the Company will be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series as provided in this Section 4.2 on and after the date the conditions set forth in Section 4.4 are satisfied, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (a) rights of registration of transfer and exchange of Securities of such series, (b) substitution of mutilated, destroyed, lost or stolen Securities of such series, (c) rights of Holders of Securities of such series to receive, solely from the trust fund described in subparagraph (a) of Section 4.4, payments of principal thereof, premium, if any, and interest, if any, thereon upon the original stated due dates or upon the Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (d) the rights, obligations, duties, and immunities of the Trustee hereunder, (e) this Section 4.2, Sections 4.6, 10.2, and 10.3, and (f) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called “Defeasance”), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

4.3 Covenant Defeasance. The provisions of this Section 4.3 and Section 4.4 (insofar as relating to this Section 4.3) shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution or supplemental indenture provided pursuant to Section 3.1. In the case of any series of Securities with respect to which the exact amount described in subparagraph (a) of Section 4.4 can be determined at the time of making the deposit referred to in such subparagraph (a), (a) the Company shall be released from its obligations under any covenants specified in or pursuant to Section 3.1 as being subject to Covenant Defeasance with respect to such series (except as to (i) rights of registration of transfer and exchange of Securities of such series and rights under Sections 4.6, 10.2, and 10.3, (ii) substitution of mutilated, destroyed, lost, or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive, from the Company pursuant to Section 10.1, payments of principal thereof and interest, if any, thereon upon the original stated due dates or upon the Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties, and immunities of the Trustee hereunder, and (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (b) the occurrence of any event specified in Section 5.1(d) (with respect to any of the covenants specified in or pursuant to Section 3.1 as being subject to Covenant Defeasance with respect to such series) will be deemed not to be or result in a default or an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section 4.3 on and after the date the conditions set forth in Section 4.4 are satisfied (hereinafter called “Covenant Defeasance”), and the Trustee, at the cost and expense of the Company, will execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 5.1(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series will be unaffected thereby.

4.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 4.2 or 4.3 to the Outstanding Securities:

(a) with reference to Section 4.2 or 4.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series money in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund payments) of, premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest, premium or principal are due, including upon redemption.

(b) in the case of Defeasance under Section 4.2, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;

(c) in the case of Covenant Defeasance under Section 4.3, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d) no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, after giving effect to such deposit or, in the case of a Defeasance under Section 4.2, no Event of Default specified in Section 5.1(e) or 5.1(f) shall have occurred, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

(e) the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

(f) such Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Securities of a series were in default within the meaning of the Trust Indenture Act;

(g) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

(h) such Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as it may be amended from time to time, unless the trust is registered under such Act or exempt from registration;

(i) At the time of such deposit, (i) no default in the payment of any principal of or premium or interest on any Senior Debt has occurred and is continuing, (ii) no event of default with respect to any Senior Debt has resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and (iii) no other event of default with respect to any Senior Debt has occurred and is continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.

(j) if the Securities of such series are to be redeemed prior to their stated maturity date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(k) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to such Defeasance or Covenant Defeasance, as the case may be, have been complied with.

4.5 Application of Trust Money; Excess Funds. All money deposited with the Trustee pursuant to Section 4.1 or 4.4 hereof will be held in trust and applied by it, in accordance with the provisions of this Indenture and of the series of Securities in respect of which it was deposited, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 4.1 or 4.4 hereof or the principal and interest received in respect thereof other than any such tax, fee, or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 4 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon Company Request any money held by it in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, Covenant Defeasance or Defeasance of the applicable series.

Money deposited pursuant to this Section 4.5 that is not in violation of this Indenture will not be subject to claims of the holders of Senior Debt under Article 13.

4.6 Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE 5

REMEDIES

5.1 Events of Default. “Event of Default,” wherever used herein, means with respect to any series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 13 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 3.1:

(a) default in the payment of any interest on any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal amount of or premium, if any, on any Security of such series at Maturity; or

(c) default in the payment of any sinking fund or analogous obligation when and as due by the terms of the Securities of such series and continuance of such default for a period of 30 days; or

(d) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section 5.1 specifically dealt with or which has been expressly included solely for the benefit of a different series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the entry of an order for relief against the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(g) any other Event of Default provided for with respect to the Securities of such series in accordance with Section 3.1.

A default under any indebtedness of the Company other than the Securities will not constitute an Event of Default under this Indenture, and a default under one series of Securities will not constitute a default under any other series of Securities.

5.2 Acceleration of Maturity; Rescission, and Annulment. If any Acceleration Event of Default has occurred and is continuing with respect to any series, then and in each and every such case, unless the principal of all the Securities of such series has already become due and payable, either the Trustee or the Holders of not less than 25 percent in principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series and any and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of this Indenture or the Securities of such series to the contrary notwithstanding.

At any time after such a declaration of acceleration with respect to the Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to such series of Securities, other than the nonpayment of the principal of the Securities of such series which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13, if such cure or waiver does not conflict with any judgment or decree set forth in Section 5.1 and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Unless otherwise expressly provided with respect to a series of Securities, there is no right of acceleration upon the occurrence of an Event of Default specified in Sections 5.1(b), 5.1(c), 5.1(d) or 5.1(g) above.

5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(c) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any series, and

(d) any such default continues for any period of grace provided in relation to such default pursuant to Section 5.1, then, with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security (or the Holders of any such series in the case of clause (c) above), the whole amount then due and payable on any such Security (or on the Securities of any such series in the case of clause (c) above) for principal (and premium, if any) and interest, if any, with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest, if any, at such rate or rates as may be prescribed therefor by the terms of any such Security (or of Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.4 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have the claims of the Trustee and of the Securityholders allowed in such judicial proceeding. The Trustee is authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 6.7.

In the event there is any pending proceedings for bankruptcy or for the reorganization of the Company or any other obligor on the Securities under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or in the event a receiver or trustee has been appointed for the property of the Company or such other obligor, or in the event of any other similar judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities is due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee has made any demand pursuant to the provisions of this Section 5.4, shall be entitled and empowered, by intervention in such proceedings or otherwise,

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities,

(b) in the event of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all other amounts due to the Trustee under Section 6.7), and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings,

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and

(d) to distribute the same after the deduction of its charges and expenses.

Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

5.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities, of the series in respect of which such judgment has been recovered.

5.6 Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.7 hereof.

Second: Subject to Article 13, to the payment of the amounts then due and unpaid upon the Securities of that series for principal, premium, if any, interest, if any, and additional amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.

5.7 Limitation on Suits. No Holder of any Security of any series has any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(b) the Holders of not less than 25 percent in principal amount of the Outstanding Securities of such series has made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series; it being understood and intended that no one or more Holders of Securities of such series has any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series.

5.8 Unconditional Right of Securityholders to Receive Principal, Premium, and Interest. Notwithstanding any other provision in this Indenture, but subject to Article 13 of this Indenture, the Holder of any Security has the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 3.7) interest, if any, (and additional amounts, if any) on such Security on or after the respective payment dates expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.

5.9 Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.12 Control by Securityholders. The Holders of a majority in principal amount of the Outstanding Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that such direction shall not be in conflict with applicable law or this Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured:

(a) in the payment of principal, premium, if any, or interest, if any, on any Security of such series, or in the payment of any sinking fund or analogous obligation with respect to the Securities of such series, or

(b) in respect of a covenant or provision in this Indenture which, under Article 9 hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act, provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

5.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

6.1 Certain Duties and Responsibilities of Trustee. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

6.2 Notice of Defaults. If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(a) and Section 5.1(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days or 60 days, respectively, after the occurrence thereof. For the purpose of this Section 6.2, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1 above:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or Opinion of Counsel or both, and shall not be liable for any action it takes or omits to take in good faith reliance on such certificate or opinion;

(d) the Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

6.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

6.5 May Hold Securities. The Trustee, any Authenticating Agent, or any Paying Agent, Security Registrar, or other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, or such other agent.

6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

6.7 Compensation and Reimbursement. The Company covenants and agrees

(a) to pay the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct, or bad faith; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under this Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 5.1(e) and 5.1(f) above, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law. The Trustee shall have a lien prior to the Securities upon all property and funds held or collected by it as such for any amount owing to it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

The provisions of this Section 6.7 shall survive the termination of this Indenture.

6.8 Disqualification; Conflicting Interests. If the Trustee has or will acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee with respect to one or more series of Securities, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Securities that shall be a Person that is eligible to act as such pursuant to the Trust Indenture Act and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any series of Securities ceases to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign with respect to any one or more series of Securities at any time by giving at least 60 days’ written notice thereof to the Company. If an instrument of acceptance by a successor Trustee has not been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series upon written notice, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee fails to comply with Section 6.8 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security of that series for at least six months, or

(ii) the Trustee ceases to be eligible under Section 6.9 above with respect to any series of Securities and fails to resign after written request therefor by the Company or by any such Securityholder, or

(iii) the Trustee becomes incapable of acting with respect to any series of Securities, or

(iv) the Trustee is adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property has been appointed or any public officer has taken charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (A) the Company may remove the Trustee with respect to the series or, in the case of clause (iv), with respect to all series, or (B) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series or, in the case of clause (iv), with respect to all series.

(e) If the Trustee resigns, is removed or becomes incapable of acting with respect to any series of Securities, or if a vacancy occurs in the office of Trustee with respect to any series of Securities for any cause, the Company shall promptly appoint a successor Trustee for that series of Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series has been so appointed by the Company or the Securityholders of such series and accepted appointment in the manner hereinafter provided, any Securityholder who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and address of its Corporate Trust Office.

6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder with respect to all series of Securities shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and trusts of the predecessor Trustee, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver a supplemental indenture that (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and to conform to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the appointment of such successor Trustee relates, (2) if the predecessor Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of this Indenture as necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; and, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee is qualified and eligible under this Article.

Notwithstanding replacement of the Trustee pursuant to this Section 6.11, the Company’s obligations under Section 6.7 hereof shall continue for the benefit of the retiring Trustee.

6.12 Merger, Conversion, Consolidation, or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion, or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

6.13 Preferential Collection of Claims Against Company. If and when the Trustee is or will become a creditor, of the Company (or of any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or against any such other obligor, as the case may be).

6.14 Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Company and must at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation is otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.14, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent that is acceptable to the Company and give notice of such appointment in the manner provided in Section 1.6, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section 6.14 as the Company and the Authenticating Agent may agree in writing.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

__________________________ I, as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE 7

SECURITYHOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

7.1 Company to Furnish Trustee Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not more than 15 days after January 1 and July 1 in each year, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Securities of each series as of such date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided that if the Trustee is the Security Registrar for such series, such list shall not be required to be furnished.

7.2 Preservation of Information: Communications to Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

7.3 Reports by the Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

7.4 Reports by the Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, OR TRANSFER

8.1 The Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey or transfer all or substantially all of its properties and assets and the properties and assets of the Subsidiaries, taken as a whole, to any Person, unless;

(a) in case the Company consolidates with or merges into another Person or convey or transfer all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer all or substantially all of its properties and assets shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal, premium, if any, and interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, and any assumption permitted or required by this Article, comply with this Article.

8.2 Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and the Company shall thereupon be released from all obligations hereunder and under the Securities. In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE 9

SUPPLEMENTAL INDENTURES

9.1 Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act), in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants and obligations of the Company pursuant to Article 8; or

(b) to supplement the covenants of the Company for the protection of the Holders of all or any series of Securities or surrender any right or power conferred upon the Company (and if such covenants or surrender of any right or power are to be for the benefit of less than all series of Securities, stating that such covenants or surrenders are expressly being made solely for the benefit of one or more specified series); or

(c) to cure any ambiguity, to correct or supplement any provision of this Indenture that may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture or any supplement; provided that such action does do not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(d) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act; or

(e) to add guarantors or co-obligors with respect to any series of Securities; or

(f) to secure any series of Securities; or

(g) to establish any form of Security, as provided in Article 2 hereof, and to provide for the issuance of any series of Securities, as provided in Article 3 hereof, and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series; or

(h) to evidence and provide for the acceptance of appointment by a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11 hereof; or

(i) to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or

(j) to make provisions with respect conversion or exchange rights of Holders of Securities of any series; or

(k) to add, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of Securities

(l) to conform any provision of in an indenture to the requirements of the Trust Indenture Act; or

(m) to make any change in any series of Securities that does not adversely affect in any material respect the interests of the Holders of such Securities.

9.2 Supplemental Indentures With Consent of Securityholders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Scheduled Maturity Date or the stated payment date of any payment of premium or interest payable on any Security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

(b) change the method of computing the amount of principal of any Security or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which, any Security or any payment of premium or interest thereon is payable;

(c) impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same becomes due and payable, whether at Maturity or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be;

(d) change or waive the redemption or repayment provisions of any series;

(e) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture;

(f) modify any of the provisions of this Section 9.2 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.2, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(h);

(g) adversely affect the ranking or priority of any series;

(h) release any guarantor or co-obligor from any of its obligations under its guarantee of the Securities or this Indenture, except in compliance with the terms of this Indenture; or

(i) waive any Event of Default pursuant to Section 5.1(a), (b), or (c) hereof with respect to such Security.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

9.3 Execution of Supplemental Indentures. Upon request of the Company and upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion enter into such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities previously or thereafter authenticated and delivered under this Indenture shall be bound thereby.

9.5 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

9.6 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company so determines, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

9.7 Subordination Unimpaired. This Indenture may not be amended at any time to alter the subordination, as provided herein, of any of the Securities then Outstanding without the written consent of each holder of Senior Debt then outstanding that would be adversely affected thereby.

ARTICLE 10

COVENANTS

10.1 Payment of Principal, Premium, and Interest. With respect to each series of Securities, the Company will duly and punctually pay or cause to be paid the principal, premium, if any, and interest, if any, on such Securities in accordance with their terms and this Indenture.

10.2 Maintenance of Office or Agency. So long as any of the Securities remain outstanding, the Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company fails to maintain such office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands. With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee will be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefore, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

10.3 Money or Security Payments to Be Held in Trust. If the Company at any time acts as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal, premium, if any, or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal, premium, or interest so becoming due until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company has one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal, premium, if any, or interest, if any, on any Securities of such series, deposit or cause to be deposited with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities entitled to the same and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent, (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal, premium, if any, or interest, if any, on the Securities of such series; and (3) at any time during the continuance of any such default, upon the written request of the Trustee, promptly pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

10.4 Certificate to Trustee. The Company will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating whether or not stating whether or not, to the best knowledge of the signors of such certificate, the Company is in default in the performance and observance of the terms, provisions and conditions of this Indenture and, if so, specifying each such default and the nature and status thereof to the extent known.

10.5 Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

10.6 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

10.7 Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Securities Outstanding as of the end of such year, but only if as of the end of such year Securities issued at an original issue discount are then Outstanding.

ARTICLE 11

REDEMPTION OF SECURITIES

11.1 Applicability of Article. The Company may reserve the right to redeem and pay before the Scheduled Maturity Date all or any part of the Securities of any series, either by optional redemption, sinking, or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to

Sections 2.2 and 2.3 or as otherwise provided in Section 3.1, and on such terms as are specified in such form or in the supplemental indenture with respect to Securities of such. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this article does not conflict with such terms, the succeeding sections of this Article.

11.2 Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice is satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

11.3 Selection by Trustee of Securities to Be Redeemed. If fewer than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee deems fair and appropriate, which may include provision for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

11.4 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not fewer than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register on the applicable Record Date.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(c) if fewer than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed, from the Holder to whom the notice is given and that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of the same series in the principal amount equal to the unredeemed portion thereof will be issued in accordance with Section 11.7;

(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

(e) the place where such Securities are to be surrendered for payment of the Redemption Price; and

(f) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that be the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, made at least five business days prior to the date on which notice is to be given, by the Trustee in the name and at the expense of the Company.

11.5 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money, in immediately available funds, sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

11.6 Securities Payable on Redemption Date. Notice of redemption having been given as provided above, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company has defaulted in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with the notice, such Securities shall be paid by the Company at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Record Date according to the terms and the provisions of Section 3.7 above; unless, with respect to an Interest Payment Date that falls on a Redemption Date, such Securities provide that interest due on such date is to be paid to the Person to whom principal is payable.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.

11.7 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Company as the Place of Payment pursuant to Section 10.2 hereof with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, tenor, and terms, of any authorized denomination as requested by such Holders in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

11.8 Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Securities provides otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (a) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Company, or (b) receive credit for any Securities of such series (not previously so credited) acquired or redeemed by the Company (other than through operation of a mandatory sinking fund) and theretofore delivered to the Trustee for cancellation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officers’ Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by the delivery or credit of Securities of such series acquired or redeemed by the Company, and (B) such Securities, to the extent not previously surrendered. Such Officers’ Certificate shall also state the basis for any such credit and that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be canceled by the Trustee and no Securities shall be authenticated in lieu thereof.

If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash exceeds $50,000 (or a lesser sum if the Company so requests), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 11.6. The Trustee shall select, in the manner provided in Section 11.3, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 11.4 (and with the effect provided in Section 11.6) for the redemption of Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 11.8. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 11.8.

The Trustee shall not redeem any Securities with sinking fund moneys or give any notice of redemption of Securities by operation of the applicable sinking fund during the continuance of a default in payment of interest on Securities of such series or of any Event of Default with respect to such series, except that if the notice of redemption of any Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article 11. Except as aforesaid, any moneys in the sinking fund with respect to Securities of any series at the time when any such default or Event of Default with respect to such series has occurred, and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default with respect to such series, be held as security for the payment of all Securities of such series; provided, however, that in case such default or Event of Default with respect to such series has been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys may be applied pursuant to the provisions of this Section 11.8.

ARTICLE 12

REPAYMENT AT OPTION OF HOLDERS

12.1 Applicability of Article. Repayment of Securities of any series before their Scheduled Maturity Date at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this article.

12.2 Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Securities. On or before the Repayment Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money, in immediately available funds, sufficient to pay the Repayment Price of all the Securities which are to be repaid on such date.

12.3 Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 30 days nor later than 15 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of $1,000 unless otherwise specified in the terms of such Security, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part, if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

12.4 When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof have been surrendered as provided in this article and as provided by the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company has defaulted in the payment of such Securities on such Repayment Date) interest on such Securities or the portions thereof, as the case may be, shall cease to accrue.

12.5 Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, tenor, and terms, of any authorized denomination specified by the Holder, in a principal amount equal to and in exchange for the portion of the principal of such Security so surrendered that is not to be repaid.

ARTICLE 13

SUBORDINATION OF SECURITIES

13.1 Securities Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal, premium, if any, and interest, if any, on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

13.2 Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up event.

In the event that, notwithstanding the foregoing provisions of this Section 13.2, the Trustee or the Holder of any Security receives any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact is, at or prior to the time of such payment or distribution, made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to an amount that the Trustee or the Holder of any Security receives for purposes of this Section 13.2.

For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Debt that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 8 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 13.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 8.

13.3 Prior Payment to Senior Debt upon Acceleration of Securities. In the event that any Securities are declared due and payable before their stated maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment (including any payment that may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section 13.3 shall prevent the satisfaction of any sinking fund payment in accordance with Section 11.8 by delivering and crediting pursuant to Section 11.8 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 13.3, and if such fact is, at or prior to the time of such payment, made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section 13.3 shall not apply to any payment with respect to which Section 13.2 would be applicable.

13.4 No Payment When Senior Debt in Default. (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt has occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default has been cured or waived or has ceased to exist and such acceleration has been rescinded or annulled, or (b) in the event any judicial proceeding is pending with respect to any such default in payment or event of default, then no payment (including any payment that may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section 13.4 shall prevent the satisfaction of any sinking fund payment in accordance with Section 11.8 by delivering and crediting pursuant to Section 11.8 Securities which have been acquired (upon redemption or otherwise) prior to such default in Payment or event of default.

In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 13.4, and if such fact is, at or prior to the time of such payment, made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section 13.4 shall not apply to any payment with respect to which Section 13.02 would be applicable.

13.5 Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 13.2 or under the conditions described in Section 13.3 or 13.4, from making payments at any time of principal, premium, if any, and interest, if any, on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal, premium, if any, and interest, if any, on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

13.6 Subordination of Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior

Debt pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal, premium, if any, and interest, if any, on the Securities is paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

13.7 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal, premium, if any, and interest, if any, on the Securities as and when the same becomes due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

13.8 Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

13.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

13.10 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee has received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist.

Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

13.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

13.12 Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it in good faith pays over or distributes to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt are entitled by virtue of this Article or otherwise.

13.13 Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

13.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee has been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested; all as of the day and year first above written.

GLACIER BANCORP, INC.:

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

TRUSTEE:

[ ]

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

State of

SS.:

County of

On the ________________ day of ________________, 202[__] before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________; that he is the ________________ of Glacier Bancorp, Inc., one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of said corporation; and that he signed his or her name thereto by like authority.

Name

Notary Public

State of

SS.:

County of

On the ________________ day of ________________, 202[__] before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ________________; that he is the ________________ of ________________, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of said corporation; and that he signed his or her name thereto by like authority.

Name

Notary Public